                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                December 21, 2001
                        --------------------------------
                Date of Report (Date of earliest event reported)


                            OSI PHARMACEUTICALS, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)



             DELAWARE                 0-15190                   13-3159796
             ---------                --------                 --------------
(State or other jurisdiction of     (Commission               (I.R.S. Employer
         incorporation)             File Number)             Identification No.)


                              58 SOUTH SERVICE ROAD
                               MELVILLE, NY 11747
                           ---------------------------
                    (Address of principal executive offices)


                                 (631) 962-2000
                          ----------------------------
              (Registrant's telephone number, including area code)

                                       N/A
                             -----------------------
          (Former name or former address, if changed since last report)

THE CURRENT REPORT ON FORM 8-K FILED BY OSI PHARMACEUTICALS, INC. ON JANUARY 7, 2002 IS HEREBY AMENDED TO INCLUDE THE FINANCIAL INFORMATION REQUIRED IN ITEM 7.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (A)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.


               ONCOLOGY-RELATED ASSETS, LIABILITIES AND ACTIVITIES
                            OF GILEAD SCIENCES, INC.

                              FINANCIAL STATEMENTS

                PERIOD FROM JANUARY 1, 2001 TO DECEMBER 21, 2001
                        AND YEAR ENDED DECEMBER 31, 2000



                                    CONTENTS

Report of Independent Auditors..........................................   3

Audited Financial Statements

Balance Sheets..........................................................   4
Statements of Operations................................................   5
Statement of Parent Company Equity......................................   6
Statements of Cash Flows................................................   7
Notes to Financial Statements...........................................   8

                Report of Ernst & Young LLP, Independent Auditors

The Board of Directors and Stockholders
Gilead Sciences, Inc.

We have audited the accompanying balance sheets of the Oncology-Related Assets, Liabilities and Activities of Gilead Sciences, Inc. (as defined in Note 1) as of December 21, 2001 and December 31, 2000, and the related statements of operations, parent company equity, and cash flows for the period from January 1, 2001 to December 21, 2001 and for the year ended December 31, 2000. These financial statements are the responsibility of the management of Gilead Sciences, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Oncology-Related Assets, Liabilities and Activities of Gilead Sciences, Inc. at December 21, 2001 and December 31, 2000, and the results of their operations and their cash flows for the period from January 1, 2001 to December 21, 2001 and the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.


                                                 /s/ ERNST & YOUNG LLP

Palo Alto, California
February 1, 2002

               ONCOLOGY-RELATED ASSETS, LIABILITIES AND ACTIVITIES
                            OF GILEAD SCIENCES, INC.

                                 BALANCE SHEETS


                                                              DECEMBER 21,    DECEMBER 31,
                                                                 2001            2000
                                                              ----------------------------
Assets
Current assets:
    Cash and cash equivalents ............................     $       --     $       --
    Prepaid expenses and other ...........................        301,000        241,000
                                                               ----------     ----------
Total current assets .....................................        301,000        241,000

Equipment and leasehold improvements, net ................      6,895,000      7,052,000
Intercompany receivable from Gilead Sciences, Inc. .......      1,407,000             --
Other noncurrent assets ..................................        413,000        171,000
                                                               ----------     ----------
                                                               $9,016,000     $7,464,000
                                                               ==========     ==========

Liabilities and parent company equity
Current liabilities:
    Accounts payable .....................................     $  385,000     $1,252,000
    Accrued clinical and preclinical expenses ............        664,000        297,000
    Accrued compensation and employee benefits ...........      1,407,000        673,000
    Other accrued liabilities ............................        500,000        110,000
    Long-term obligations due within one year ............        448,000        837,000
                                                               ----------     ----------
Total current liabilities ................................      3,404,000      3,169,000

Long-term obligations due after one year .................        181,000        629,000

Commitments and contingencies

Parent company equity ....................................      5,431,000      3,666,000
                                                               ----------     ----------

                                                               $9,016,000     $7,464,000
                                                               ==========     ==========

                             See accompanying notes.

               ONCOLOGY-RELATED ASSETS, LIABILITIES AND ACTIVITIES
                            OF GILEAD SCIENCES, INC.

                            STATEMENTS OF OPERATIONS

                                            PERIOD FROM
                                             JANUARY 1,
                                              2001 TO          YEAR ENDED
                                            DECEMBER 21,      DECEMBER 31,
                                                2001              2000
                                            ------------------------------
Expenses:
    Research and development ..........     $ 27,962,000      $ 17,400,000
    Selling, general and administrative        7,340,000         6,480,000
                                            ------------      ------------
Total expenses ........................       35,302,000        23,880,000
                                            ------------      ------------

Loss from operations ..................      (35,302,000)      (23,880,000)

Interest expense ......................          101,000           196,000
                                            ------------      ------------
Net loss ..............................     $(35,403,000)     $(24,076,000)
                                            ============      ============

                             See accompanying notes.

               ONCOLOGY-RELATED ASSETS, LIABILITIES AND ACTIVITIES
                            OF GILEAD SCIENCES, INC.

                       STATEMENT OF PARENT COMPANY EQUITY

Balance at December 31, 1999 ..................................     $  3,595,000
    Cash investment by Gilead Sciences, Inc. to fund operations       24,147,000
    Net loss ..................................................      (24,076,000)
                                                                    ------------
Balance at December 31, 2000 ..................................        3,666,000
    Cash investment by Gilead Sciences, Inc. to fund operations       37,168,000
    Net loss ..................................................      (35,403,000)
                                                                    ------------
Balance at December 21, 2001 ..................................     $  5,431,000
                                                                    ============

                             See accompanying notes.

               ONCOLOGY-RELATED ASSETS, LIABILITIES AND ACTIVITIES
                            OF GILEAD SCIENCES, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                PERIOD FROM
                                                                                 JANUARY 1,
                                                                                  2001 TO          YEAR ENDED
                                                                                DECEMBER 21,      DECEMBER 31,
                                                                                    2001              2000
                                                                                --------------------------------
Operating activities
Net loss ..................................................................     $(35,403,000)     $(24,076,000)
Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization .........................................        2,299,000         2,372,000
    Changes in operating assets and liabilities:
      Prepaid expenses and other ..........................................          (60,000)          215,000
      Intercompany receivable from Gilead Sciences, Inc. ..................       (1,407,000)               --
      Other noncurrent assets .............................................         (242,000)         (168,000)
      Accounts payable ....................................................         (867,000)          843,000
      Accrued clinical and preclinical expenses ...........................          367,000           209,000
      Accrued compensation and employee benefits ..........................          734,000          (256,000)
      Other accrued liabilities ...........................................          390,000            (5,000)
                                                                                ------------      ------------
Net cash used in operating activities .....................................      (34,189,000)      (20,866,000)

Investing activities
Capital expenditures ......................................................       (2,142,000)       (2,185,000)
                                                                                ------------      ------------
Net cash used in investing activities .....................................       (2,142,000)       (2,185,000)

Financing activities
Proceeds from cash investments by Gilead Sciences, Inc. ...................       37,168,000        24,147,000
Repayments of long-term debt ..............................................         (837,000)       (1,096,000)
                                                                                ------------      ------------
Net cash provided by financing activities .................................       36,331,000        23,051,000
                                                                                ------------      ------------

Net increase (decrease) in cash and cash equivalents ......................               --                --
Cash and cash equivalents at beginning of period ..........................               --                --
                                                                                ------------      ------------
Cash and cash equivalents at end of period ................................     $         --      $         --
                                                                                ============      ============

Supplemental disclosure of cash flow information
Interest paid .............................................................     $    101,000      $    140,000
                                                                                ============      ============

                             See accompanying notes.

               ONCOLOGY-RELATED ASSETS, LIABILITIES AND ACTIVITIES
                            OF GILEAD SCIENCES, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 21, 2001

1.       Organization and Summary of Significant Accounting Policies

         BASIS OF PRESENTATION

         Gilead Sciences, Inc. (Gilead) was incorporated in Delaware on June 22, 1987, and is an independent biopharmaceutical company. Gilead's oncology-related activities seek to provide accelerated solutions for patients and the people who care for them by discovering and developing proprietary therapeutics for cancer.

         On December 21, 2001, OSI Pharmaceuticals, Inc. (OSI) acquired the oncology-related assets, liabilities and activities (Oncology-Related Assets, Liabilities and Activities) from Gilead, pursuant to the terms of an Asset Purchase Agreement, dated as of November 26, 2001 (Asset Purchase Agreement). The assets purchased by OSI include: (a) a pipeline of three clinical oncology candidates, (b) certain related intellectual property, and (c) rights to Gilead's leased facilities located in Boulder, Colorado, as well as leasehold improvements and certain fixed assets.

         The three clinical oncology candidates purchased by OSI are as follows:

PROJECT              PROJECT DESCRIPTION                  DEVELOPMENT STATUS
--------------------------------------------------------------------------------
NX 211       A liposomal formulation of lurtotecan      Phase II clinical trials

GS 7904L     A liposomal formulation of a               Phase I clinical trials
              thymidylate synthase inhibitor

GS 7836      A nucleoside analog of Gemzar(R)          Phase I clinical trials

         Pursuant to the Asset Purchase Agreement, OSI also assumed all of Gilead's oncology-related clinical and preclinical obligations, as well as various lease and other contractual obligations related to the oncology-related employees and facilities. OSI did not assume the accrued compensation obligations, and such obligations at December 21, 2001 will be paid by Gilead.

               ONCOLOGY-RELATED ASSETS, LIABILITIES AND ACTIVITIES
                            OF GILEAD SCIENCES, INC.

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


1.       Organization and Summary of Significant Accounting Policies (continued)

         BASIS OF PRESENTATION (CONTINUED)

         In connection with the acquisition, OSI retained approximately 120 Gilead employees representing expertise in clinical operations, regulatory affairs, toxicology and in vivo pharmacology. In consideration for the assets, OSI paid approximately $134.9 million in cash, which includes professional fees and the assumptions of certain liabilities, and issued 924,984 shares of common stock, valued at $38.8 million. The value of the 924,984 common shares issued was determined based on the closing price of OSI's stock on the date of closing. OSI would also be obligated to pay contingent consideration to Gilead of up to an additional $30.0 million in either cash or a combination of cash and common stock, at its option, upon the achievement of certain milestones related to the development of NX 211 by OSI, the most advanced of Gilead's oncology product candidates acquired by OSI.

         The accompanying financial statements have been derived from Gilead's historical financial statements as the Oncology-related Assets, Liabilities and Activities are not a separate enterprise. The financial statements reflect the financial position, results of operations, and cash flows of Gilead's Oncology-Related Assets, Liabilities and Activities at Gilead's facilities in Boulder, Colorado and the United Kingdom for all periods presented generally allocated on a specific identification basis, as well as certain research and development costs directly related to the described oncology activities ($5,611,000 in the period from January 1, 2001 to December 31, 2001 and $2,673,000 in the year ended December 31, 2000) incurred at other Gilead locations. The financial statements also include allocations from Gilead of certain corporate expenses which benefited the Oncology-Related Assets, Liabilities and Activities totaling $1,955,000 for the period from January 1, 2001 to December 21, 2001 and $1,586,000 for the year ended December 31, 2000. This allocation includes the cost of various administrative services that Gilead provided including corporate general and administrative functions, such as executive management, finance and tax, human resources, business development, legal and investor relations. These costs were allocated to the Oncology-Related Activities based upon headcount. In the opinion of Gilead management, this method of allocation is reasonable.

         The financial information included herein reflects the financial position, results of operations, and cash flows of the Oncology-Related Assets, Liabilities and Activities as a component of Gilead and may not be indicative of the actual financial position, results of operations, and cash flows had the business been a separate, stand-alone entity for the periods presented. The financial information may not be indicative of the actual financial position, results of operations, and cash flows of the Oncology-Related Assets, Liabilities and Activities under ownership by OSI.

               ONCOLOGY-RELATED ASSETS, LIABILITIES AND ACTIVITIES
                            OF GILEAD SCIENCES, INC.

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1.       Organization and Summary of Significant Accounting Policies (continued)

         CASH MANAGEMENT

         During the period ended December 21, 2001 and the year ended December 31, 2000 Gilead provided cash management services to its Oncology-Related Activities through a centralized treasury system with the associated transactions recorded via intercompany accounts. The accompanying financial statements do not reflect cash balances or interest charged by Gilead. Cash investments from Gilead have been classified in parent company equity in the accompanying balance sheets.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         RESEARCH AND DEVELOPMENT EXPENSES

         Major components of research and development (R&D) expenses consist of personnel costs including salaries and benefits, preclinical toxicology and pharmacokinetics contracted expenses, clinical study expenses, pharmaceutical development and drug costs, materials and supplies and overhead allocations consisting of facilities related costs. Gilead's Oncology-Related R&D Activities include research, pharmaceutical development and clinical expenses related to oncology research, preclinical research and clinical development of drug candidates through Phase I and Phase II clinical trials. Clinical trial costs are a significant component of R&D costs. Study costs for Phase I and Phase II clinical trials are accrued based upon patient enrollment. All R&D costs are charged to expense as incurred.


         COMPREHENSIVE LOSS

         Comprehensive loss is comprised of net loss and other comprehensive income. Other comprehensive income includes certain changes in equity that are excluded from net income. To date, the Oncology-Related Assets, Liabilities and Activities has not had any significant transactions that are required to be reported in comprehensive loss other than the Oncology-Related Assets, Liabilities and Activities net loss.

               ONCOLOGY-RELATED ASSETS, LIABILITIES AND ACTIVITIES
                            OF GILEAD SCIENCES, INC.

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1.       Organization and Summary of Significant Accounting Policies (continued)

         STOCK-BASED COMPENSATION

         In accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 123, 'Accounting For Stock-Based Compensation,' the Company has elected to follow Accounting Principles Board Opinion (APB) No. 25, Accounting For Stock Issued To Employees, and related interpretations in accounting for its employee stock option plans. Under APB 25, if the exercise price of the Company's employee and director stock options equals or exceeds the fair value of the underlying stock on the date of grant, no compensation expense is recognized.

         In March 2000, the Financial Accounting Standards Board (FASB) issued Interpretation No. 44 (FIN 44), 'Accounting for Certain Transactions Involving Stock Compensation -- an Interpretation of APB Opinion No. 25.' FIN 44 clarifies the application of APB 25 with respect to stock-related compensation. The adoption of FIN 44 on July 1, 2000, did not have a material effect on the financial position or results of operations of Gilead's Oncology-Related Assets, Liabilities and Activities.

         EQUIPMENT AND LEASEHOLD IMPROVEMENTS

         Equipment and leasehold improvements are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are recognized using the straight-line method. Estimated useful lives for laboratory equipment range from four to ten years and estimated useful lives for office furniture and equipment range from two to six years. Office and computer equipment includes purchased computer software. There is no internally developed computer software. Leasehold improvements and capitalized leased equipment are amortized over the shorter of the lease term or the assets useful life.

         OTHER NONCURRENT ASSETS

         Other noncurrent assets consist primarily of home purchase loans of $373,000 and $151,000 as of December 21, 2001 and December 31, 2000,
respectively, due from certain Oncology-Related Assets, Liabilities and Activities' employees as part of their relocation packages (see Note 9).

               ONCOLOGY-RELATED ASSETS, LIABILITIES AND ACTIVITIES
                            OF GILEAD SCIENCES, INC.

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1.       Organization and Summary of Significant Accounting Policies (continued)

         LONG-LIVED ASSETS

         The carrying value of long-lived assets is reviewed on a regular basis for the existence of facts or circumstances both internally and externally that may suggest impairment. Specific potential indicators of impairment include:

         -        a significant decrease in the fair value of an asset;

         - a significant change in the extent or manner in which an asset is used or a significant physical change in an asset;

         - a significant adverse change in legal factors or in the business climate that affects the value of an asset;

         - an adverse action or assessment by the U.S. Food and Drug Administration or another regulator;

         - an accumulation of costs significantly in excess of the amount originally expected to acquire or construct an asset; and

         - operating or cash flow losses combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with an income-producing asset.

         Should there be an indication of impairment, Gilead's Oncology-Related Assets, Liabilities and Activities will confirm this by comparing the estimated future undiscounted cash flows expected to result from the use of the asset and its eventual disposition to the carrying amount of the asset. In estimating these future undiscounted cash flows, assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows generated by other asset groups. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss, measured as the excess of the carrying value of the asset over its fair value, will be recognized. The cash flow estimates used in such calculations are based on management's best estimates, using appropriate and customary assumptions and projections at the time.

              ONCOLOGY-RELATED ASSETS, LIABILITIES AND ACTIVITIES
                            OF GILEAD SCIENCES, INC.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1.       Organization and Summary of Significant Accounting Policies (continued)

         INCOME TAXES

         The Oncology-Related Assets, Liabilities and Activities are within the legal entity of Gilead Sciences, Inc. and are included in Gilead's consolidated U.S. federal and state income tax returns.

         The accompanying financial statements have been prepared assuming the Oncology-Related Assets, Liabilities and Activities filed separate income tax returns under the liability method, whereby deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

         SEGMENT INFORMATION

         Gilead's Oncology-Related Assets, Liabilities and Activities operate in one business segment which is the research and development of oncology drugs. All significant assets are located in the United States.

               ONCOLOGY-RELATED ASSETS, LIABILITIES AND ACTIVITIES
                            OF GILEAD SCIENCES, INC.

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


1.       Organization and Summary of Significant Accounting Policies (continued)

         RECENT ACCOUNTING PRONOUNCEMENTS

         In July 2001, the FASB issued Statement of Financial Accounting Standards No. 141, 'Business Combinations' (SFAS 141), and No. 142, 'Goodwill and Other Intangible Assets' (SFAS 142). SFAS 141 eliminates the pooling-of-interests method of accounting for business combinations except for qualifying business combinations that were initiated prior to July 1, 2001. SFAS 141 further clarifies the criteria to recognize intangible assets separately from goodwill. The requirements of SFAS 141 are effective for any business combination accounted for by the purchase method that is completed after June 30, 2001. Under SFAS 142, goodwill and indefinite lived intangible assets are no longer amortized but are reviewed annually (or more frequently if impairment indicators arise) for impairment. Separable intangible assets that are not deemed to have an indefinite life will continue to be amortized over their useful lives (but with no maximum life). The amortization provisions of SFAS 142 apply to goodwill and intangible assets acquired after June 30, 2001. The adoption of SFAS 141 on July 1, 2001 did not have an impact on the Oncology-Related Assets, Liabilities and Activities financial position or results of operations and the adoption of SFAS 142 is not expected to have an impact on Gilead Sciences, Inc.'s Oncology-Related Assets, Liabilities and Activities financial position or results of operations.

          In August 2001, the FASB issued SFAS 144, 'Accounting for the Impairment or Disposal of Long-Lived Assets.' SFAS 144 supercedes SFAS 121, 'Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of, and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the disposal of a segment of a business. SFAS 144 establishes a single accounting model for assets to be disposed of by sale whether previously held and used or newly acquired. SFAS 144 retains the provisions of APB No. 30 for presentation of discontinued operations in the income statement, but broadens the presentation to include a component of an entity. SFAS 144 is effective for fiscal years beginning after December 15, 2001 and the interim periods within. The adoption of SFAS 144 is not expected to have an impact on the Oncology-Related Assets, Liabilities and Activities financial position or results of operations.

               ONCOLOGY-RELATED ASSETS, LIABILITIES AND ACTIVITIES
                            OF GILEAD SCIENCES, INC.

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2.       Collaborative Arrangements and Contracts

         As part of the Asset Purchase Agreement, Gilead and OSI have entered into Manufacturing and Transition Services agreements effective December 21, 2001. Under the Manufacturing Agreement, Gilead is required to produce clinical and commercial supplies of NX 211 and GS 7904L product candidates at Gilead's manufacturing facility in San Dimas, California. The clinical product supplies are to be produced for OSI at amounts to be agreed upon by Gilead and OSI. The commercial product supplies are to be sold to OSI at a price equal to a multiplier of Gilead's costs. Under the Transition Services Agreement, which is effective through June 21, 2002, Gilead is required to provide OSI with certain transition services at a price approximating Gilead's costs. Gilead also is required to supply additional consultation, assistance, and information reasonably requested by OSI that does not impose a material additional burden or a substantial additional cost on Gilead.

         The following collaborative arrangements, contractual rights, and obligations were transferred to OSI pursuant to the Asset Purchase Agreement.

         GLAXOSMITHKLINE

         In December 2000, Gilead entered into an agreement with Glaxo Wellcome, now GlaxoSmithKline (Glaxo), which gave Gilead the rights to GS 7904L, a novel anti-tumor compound. Gilead is developing GS 7904L in a liposome. Under this agreement, Gilead has exclusive worldwide rights to develop and commercialize GS 7904L for all indications other than malaria. In December 2000, Gilead paid Glaxo an upfront fee of $2,000,000 and in December 2001 recorded a liability to Glaxo for $500,000 for a milestone related to dosing the first patient in a Phase I clinical trial with GS 7904L. These fees and milestones were included in the Gilead Oncology-Related Assets, Liabilities and Activities' research and development expenses for the year ended December 31, 2000 and the period from January 1, 2000 to December 21, 2001, respectively. OSI may be required to make additional payments to Glaxo if certain developmental goals related to regulatory approval are achieved and may also be required to pay Glaxo a percentage of the product's net sales if the product is successfully commercialized. The agreement expires ten years after the first commercial sale of the product or the date the last related patent expires.

               ONCOLOGY-RELATED ASSETS, LIABILITIES AND ACTIVITIES
                            OF GILEAD SCIENCES, INC.

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2.       Collaborative Arrangements and Contracts (continued)

         GLAXOSMITHKLINE (CONTINUED)

         In May 1998, Gilead entered into a three-part collaboration with Glaxo in which Gilead received the exclusive rights (subject to Glaxo's right to elect to participate in such activities) to develop and commercialize NX 211, a liposomal formulation of Glaxo's proprietary topoisomerase I inhibitor (lurtotecan). In December 2000, the collaboration and license agreement was modified. Under the revised terms of agreement, Glaxo waived its right to participate in the development and commercialization of NX 211 and its right to receive royalties, and gave Gilead exclusive rights to the compound. In exchange, Gilead agreed to increase milestone payments to Glaxo that OSI would be required to pay in the future upon achieving certain regulatory approvals.

         SOUTHERN RESEARCH INSTITUTE

         In December 2000, Gilead entered into an agreement with Southern Research Institute giving Gilead worldwide rights to develop and commercialize GS 7836, an anti-tumor compound. Under the terms of the agreement, Gilead paid Southern Research Institute a total option and license fee of $500,000 in 2000 and a $100,000 milestone for a toxicology study milestone in 2001. These fee and milestone payments were included in the Oncology-Related Assets, Liabilities and Activities' research and development expenses in the year ended December 31, 2000 and the period from January 1, 2001 to December 21, 2001, respectively. OSI would be required to make additional payments to Southern Research Institute if certain development and regulatory goals are achieved and would also be required to pay Southern Research Institute royalties on net sales of GS 7836 if the product is successfully commercialized.

               ONCOLOGY-RELATED ASSETS, LIABILITIES AND ACTIVITIES
                            OF GILEAD SCIENCES, INC.

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3.       Equipment and Leasehold Improvements

         Equipment and leasehold improvements consist of the following:

                                                   DECEMBER 21,      DECEMBER 31,
                                                       2001              2000
                                                   -------------------------------
Leasehold improvements .......................     $  8,295,000      $  7,371,000
Laboratory equipment .........................        6,970,000         7,340,000
Office and computer equipment ................        2,909,000         2,589,000
Capitalized leased equipment .................        1,775,000         1,819,000
                                                   ------------      ------------
                                                     19,949,000        19,119,000

Less accumulated depreciation and amortization      (13,054,000)      (12,067,000)
                                                   ------------      ------------
                                                   $  6,895,000      $  7,052,000
                                                   ============      ============

4.       Long-Term Obligations

         Long-term obligations which were transferred to OSI pursuant to the Asset Purchase Agreement consist of the following:

                                                                                DECEMBER 21,    DECEMBER 31,
                                                                                    2001            2000
                                                                                ----------------------------
Capital lease obligations: monthly installments; interest rates ranging from
    7.00% to 12.56% ........................................................     $  90,000      $   613,000
Fixed rate debt: monthly installments through 2003; secured by equipment;
    interest rates ranging from 6.89% to 12.38% ............................       539,000          853,000
                                                                                 ---------      -----------
Total obligations ..........................................................       629,000        1,466,000
Less current portion .......................................................      (448,000)        (837,000)
                                                                                 ---------      -----------
Long-term obligations due after one year ...................................     $ 181,000      $   629,000
                                                                                 =========      ===========

               ONCOLOGY-RELATED ASSETS, LIABILITIES AND ACTIVITIES
                            OF GILEAD SCIENCES, INC.

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4.       Long-Term Obligations (continued)

         Maturities of long-term obligations, including capital lease obligations, are as follows:

Year ending December 31,
2002.................................................................  $493,000
2003.................................................................   186,000
                                                                       --------
                                                                        679,000
Less amount representing interest....................................   (50,000)
                                                                       ---------
Total................................................................  $629,000
                                                                       ========

         The terms of the various debt agreements require Gilead (and OSI subsequent to December 21, 2001) to comply with certain operating covenants. At December 21, 2001, Gilead was in compliance with all such covenants.

5.       Commitments and Contingencies

         LEASE ARRANGEMENTS

         Gilead has entered into various long-term noncancelable operating leases for facilities in Boulder, Colorado that expire in 2005 and 2006. Each lease contains either one or two 5-year renewal options. These leases were assigned to OSI pursuant to the Asset Purchase Agreement.

         Rent expense under the operating leases totaled approximately $1,157,000 in the period from January 1, 2001 to December 21, 2001 and $1,007,000 in the year ended December 31, 2000.

         Gilead has entered into capital leases to finance equipment purchases. Title to assets acquired under lease lines of credit resides with the lessor. These leases were assigned to OSI pursuant to the Asset Purchase Agreement. OSI will have the option to purchase the assets at the end of the lease terms at fair market value. The leases have remaining terms of one year. At December 21, 2001, no additional amounts were available under these agreements.

               ONCOLOGY-RELATED ASSETS, LIABILITIES AND ACTIVITIES
                            OF GILEAD SCIENCES, INC.

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5.       Commitments and Contingencies (continued)

         LEASE ARRANGEMENTS (CONTINUED)

         Aggregate noncancelable future minimum rental payments under operating and capital leases are as follows:

                                                                 OPERATING       CAPITAL
                                                                   LEASES        LEASES
                                                                 ------------------------
Year ending December 31,
2002..........................................................   $1,160,000     $ 92,000
2003..........................................................    1,185,000           --
2004..........................................................    1,208,000           --
2005..........................................................    1,063,000           --
2006..........................................................      681,000           --
Thereafter....................................................           --           --
                                                                 ----------     --------
                                                                 $5,297,000       92,000
                                                                 ==========
Less amount representing interest.............................                    (2,000)
                                                                                --------
Total capital lease obligations...............................                    90,000
Less current portion..........................................                   (90,000)
                                                                                --------
Capital lease obligations due after one year..................                  $     --
                                                                                ========

               ONCOLOGY-RELATED ASSETS, LIABILITIES AND ACTIVITIES
                            OF GILEAD SCIENCES, INC.

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5.       Commitments and Contingencies (continued)

         CONTINGENT LIABILITY

         In connection with the August 1998 sale of a majority interest in its Proligo subsidiary, Gilead transferred certain property and equipment with a net book value of $4.5 million to Proligo. The majority of such property and equipment is financed or leased by Gilead in accordance with the capital leases described above. Concurrent with this transfer of property and equipment, Gilead transferred the underlying debt to Proligo pursuant to various Sublease, Consent and Assignment Agreements (collectively, the Sublease Agreements). As a result, Gilead is required to pay the debt financing and lease liabilities to the financial institutions and lessors directly for Proligo's share of the liabilities. Proligo is required to reimburse Gilead for these amounts and is bound by the same terms and conditions as those in Gilead's agreements with the financial institutions and lessors. If Proligo were to default on its obligations under the Sublease Agreements, Gilead would continue to be liable for amounts outstanding as of the date of the default. However, in this event, Proligo's parent company would be obligated to reimburse Gilead for 100% of such amounts paid. At December 21, 2001, Proligo was current with respect to its reimbursements to Gilead and the balance of Proligo's future lease and debt obligations under the Sublease Agreements was $444,000. The Sublease Agreements, including Gilead's obligations in the event of default by Proligo, were transferred to OSI pursuant to the Asset Purchase Agreement.

6.       Parent Company Equity

         EMPLOYEE STOCK PURCHASE PLAN

         Under Gilead's Employee Stock Purchase Plan (ESPP), the Oncology-Related Assets, Liabilities and Activities' employees could purchase shares of Gilead common stock based on a percentage of their compensation through December 21, 2001. Under the Asset Purchase Agreement, the Oncology-Related Assets, Liabilities and Activities' employees were eligible to participate in the ESPP through December 31, 2001. Subsequent to December 31, 2001, the Oncology-Related Assets, Liabilities and Activities' employees are not eligible to participate in the ESPP. The purchase price per share must equal at least the lower of 85 percent of the market value on the date offered or the date purchased. For the period from January 1, 2001 to December 21, 2001 and the year ended December 31, 2000, 22,168 and 13,928 shares, respectively, were issued under the ESPP to the Oncology-Related Assets, Liabilities and Activities employees.

               ONCOLOGY-RELATED ASSETS, LIABILITIES AND ACTIVITIES
                            OF GILEAD SCIENCES, INC.

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

6.       Parent Company Equity (continued)

         STOCK OPTION PLANS

         During the period from January 1, 2001 to December 21, 2001 and the year ended December 31, 2000, Gilead stock options were issued to employees of Gilead's Oncology-Related Assets, Liabilities and Activities from various stock plans adopted by Gilead. These plans authorize incentive stock options to be granted to employees at an exercise price at least equal to the fair value of Gilead's common stock on the date of grant as determined by the Board of Directors. The options vest over five years pursuant to a formula determined by the Board and expire after ten years. The following table summarizes activity under the stock option plans issued to employees of Gilead's Oncology-Related Assets, Liabilities and Activities for the period from January 1, 2001 to December 21, 2001 and for the year ended December 31, 2000:

                                                 PERIOD FROM
                                              JANUARY 1, 2001 TO                  YEAR ENDED
                                              DECEMBER 21, 2001                DECEMBER 31, 2000
                                           ----------------------------------------------------------
                                                             WEIGHTED-                      WEIGHTED-
                                                             AVERAGE                        AVERAGE
                                                             EXERCISE                       EXERCISE
                                             SHARES            PRICE          SHARES         PRICE
                                           ----------------------------------------------------------
Outstanding, beginning of period .....        839,072         $29.95         518,710         $25.49
    Granted ..........................        367,390          35.55         378,500          34.09
    Exercised ........................       (142,876)         23.96         (58,138)         17.10
                                           ----------         ------        --------         ------
Outstanding, end of period ...........      1,063,586         $32.69         839,072         $29.95
                                           ==========         ======        ========         ======

Exercisable, end of period ...........        247,947         $27.55         173,643         $22.79
Weighted-average fair value of options
    granted ..........................        367,390         $24.12         378,500         $22.11

         All option grants had exercise prices not less than the fair value of the underlying stock on the grant date.

               ONCOLOGY-RELATED ASSETS, LIABILITIES AND ACTIVITIES
                            OF GILEAD SCIENCES, INC.

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

6.       Parent Company Equity (continued)

         STOCK OPTION PLANS (CONTINUED)

         As part of the Asset Purchase Agreement, Gilead accelerated the vesting of 73,182 options resulting in a charge to Gilead of $2,500,000. This expense is not included in the accompanying statements of operations of the Oncology-Related Assets, Liabilities and Activities. Subsequent to December 21, 2001, the Oncology-Related Assets, Liabilities and Activities' employees are not eligible to participate in these plans, and have 100 days to exercise their outstanding vested options, at which time all unexercised options will be canceled.

         The following is a summary of Gilead options outstanding and options exercisable at December 21, 2001 for Gilead's Oncology-Related Assets, Liabilities and Activities employees:

                                       OPTIONS OUTSTANDING                    OPTIONS EXERCISABLE
                           ---------------------------------------      -------------------------------
                                           WEIGHTED-
                                            AVERAGE       WEIGHTED-
        RANGE OF                           REMAINING       AVERAGE                         WEIGHTED-
        EXERCISE             OPTIONS      CONTRACTUAL     EXERCISE        OPTIONS           AVERAGE
         PRICES            OUTSTANDING   LIFE IN YEARS     PRICE        EXERCISABLE      EXERCISE PRICE
        --------           -----------   -------------    --------      -----------      --------------

     $0.91 - $22.12           114,358         6.11          $15.29          88,193           $15.88
    $28.31 - $34.88           666,508         8.29          $30.93         119,259           $32.01
    $36.50 - $47.03           212,270         8.73          $39.82          40,495           $39.86
    $50.54 - $68.65            70,450         9.54          $56.07              -                 -
                            ---------         ----          ------         -------           ------
Total                       1,063,586         8.23          $32.69         247,947           $27.55
                            =========         ====          ======         =======           ======

               ONCOLOGY-RELATED ASSETS, LIABILITIES AND ACTIVITIES
                            OF GILEAD SCIENCES, INC.

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

6.       Parent Company Equity (continued)

         PRO FORMA DISCLOSURES

         The table below presents the pro forma net loss as if compensation cost for the Gilead stock option plans and the ESPP had been determined based on the estimated fair value of awards under those plans on the grant or purchase date for the Oncology-Related Assets, Liabilities and Activities employees.

                                             PERIOD FROM
                                              JANUARY 1,
                                               2001 TO              YEAR ENDED
                                             DECEMBER 21,          DECEMBER 31,
                                                2001                    2000
                                             ------------          ------------

Net loss as reported ...............         $(35,403,000)         $(24,076,000)
Pro forma adjustment ...............           (6,547,000)           (3,889,000)
                                             ------------          ------------
Pro forma net loss .................         $(41,950,000)         $(27,965,000)
                                             ============          ============

               ONCOLOGY-RELATED ASSETS, LIABILITIES AND ACTIVITIES
                            OF GILEAD SCIENCES, INC.

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

6.       Parent Company Equity (continued)

         PRO FORMA DISCLOSURES (CONTINUED)

         Fair values of awards granted under the stock option plans and ESPP were estimated at grant or purchase dates using a Black-Scholes option pricing model. The Oncology-Related Assets, Liabilities and Activities used the multiple option approach and the following assumptions:

                                                          PERIOD FROM
                                                           JANUARY 1,
                                                             2001 TO      YEAR ENDED
                                                           DECEMBER 21,  DECEMBER 31,
                                                              2001           2000
                                                          -------------  ------------

Expected life in years (from vesting date):
    Stock options ....................................        4.89         4.80
    ESPP .............................................        1.57         0.71
Discount rate:
    Stock options ....................................        4.76%        6.33%
    ESPP .............................................        6.03%        6.12%
Volatility:
    Stock options ....................................          85%          76%
    ESPP .............................................          71%          68%
Expected dividend yield ..............................           0%           0%

         The weighted average estimated fair value of ESPP shares purchased was $27.26 for 2001, and $21.87 for 2000.

               ONCOLOGY-RELATED ASSETS, LIABILITIES AND ACTIVITIES
                            OF GILEAD SCIENCES, INC.

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

7.       Income Taxes

         The Oncology-Related Assets, Liabilities and Activities are within the legal entity of Gilead Sciences, Inc. and are included in Gilead's consolidated U.S. federal and state income tax returns. The accompanying financial statements have been prepared assuming the Oncology-Related Assets, Liabilities and Activities had filed separate tax returns as a stand-alone company for the periods presented. Because of the Oncology-Related Assets, Liabilities and Activities' net losses and lack of earnings history, no current provision or benefit has been recorded because deferred tax assets related to the net operating losses of approximately $59,000,000 incurred during the period from January 1, 2000 through December 21, 2001 have been fully offset by a valuation allowance.

         Gilead retains the right to these net operating loss carryforwards and they will not transfer to OSI as part of the Asset Purchase Agreement. The federal net operating loss carryforwards would have expired in 2020 and 2021, if not utilized. However, on a stand-alone basis, utilization of net operating losses would have been subject to an annual limitation due to ownership change limitations provided in the Internal Revenue Code and similar state provisions. This annual limitation may have resulted in the expiration of the net operating losses before utilization.

         Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the deferred tax assets and liabilities as of December 21, 2001 and December 31, 2000 are as follows:


                                                 DECEMBER 21,      DECEMBER 31,
                                                     2001              2000
                                                 ------------      ------------

Net operating loss carryforwards ...........     $ 23,000,000      $  9,600,000
                                                 ------------      ------------
Total deferred tax assets ..................       23,000,000         9,600,000
Valuation allowance ........................      (23,000,000)       (9,600,000)
                                                 ------------      ------------
Net deferred tax assets recognized .........     $       --        $       --
                                                 ============      ============

               ONCOLOGY-RELATED ASSETS, LIABILITIES AND ACTIVITIES
                            OF GILEAD SCIENCES, INC.

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

8.       Retirement Savings Plan

         Gilead maintains a retirement savings plan (the Plan) under which eligible employees could defer compensation for income tax purposes under
Section 401(k) of the Internal Revenue Code of 1986. In addition, the Plan includes a company match of 50% of employee contributions up to a maximum of 6% eligible annual compensation up to an annual maximum company match of $2,500. Under the Plan, employees can contribute up to 15% of their eligible annual compensation. For the period from January 1, 2001 to December 21, 2001 and the year ended December 31, 2000, Gilead contributed $159,000 and $106,000, respectively, in matching contributions for the Gilead Oncology-Related Assets, Liabilities and Activities employees. Under the Asset Purchase Agreement, the Oncology-Related Assets, Liabilities and Activities' employees were eligible to participate in the Plan through December 31, 2001. Subsequent to December 31, 2001, these employees have several options regarding their 401(k) balances including: rolling their funds out of the Plan, cashing out of the Plan or maintaining their funds in the Plan if a certain minimum balance requirement is met.

9.       Related Party Transactions

         Home purchase loan agreements (Home Loans) and bridge loans (Bridge Loans) were provided for certain Oncology-Related Assets, Liabilities and Activities' employees as part of their relocation packages. During the period from January 1, 2001 to December 21, 2001, one Vice President was issued a Home Loan in the amount of $100,000 and certain other employees were issued Home Loans totaling $120,000. During the year ended December 31, 2000, one Vice President was issued a Home Loan in the amount of $100,000 and another employee was issued a Home Loan totaling $52,500. Under the Home Loans, 50% of the original principal is forgiven over years six to ten of the loan provided that the employees are continuously employed during the ten-year period. If the employee is terminated, the Home Loan is due 90 days from termination. The loans are non-interest bearing unless the employee terminates.

         Additionally, Gilead Oncology-Related Assets, Liabilities and Activities' employees were issued Bridge Loans during 2001 and 2000. As of December 21, 2001, only one Bridge Loan to an employee remained outstanding in the amount of $250,000 and is included in prepaid and other assets. Bridge loans are due at the earlier of the date of sale of the prior residence or one year from the date of the Bridge Loan. The one-year anniversary date of this Bridge Loan is August 2002.

         All Home Loans and Bridge Loans outstanding at December 21, 2001 were transferred to OSI pursuant to the Asset Purchase Agreement.

         (B)  PRO FORMA FINANCIAL INFORMATION.

              On December 21, 2001, OSI acquired certain assets from Gilead Sciences, Inc. ("Gilead") for which OSI paid to Gilead $130 million in cash and 924,984 shares of OSI common stock valued at $40 million upon the closing of the acquisition. OSI would also be obligated to pay to Gilead up to an additional $30 million in either cash or a combination of cash and common stock, at its option, upon the achievement of certain milestones related to the development of OSI-211 (formerly NX211).

              The unaudited pro forma condensed combined financial information was determined using the purchase method of accounting. The unaudited pro forma condensed combined statements of operations give effect to the acquisition as if it had occurred at the beginning of the periods presented. The acquisition has been included in OSI's most recent balance sheet filed on the Form 10-Q for the three months ended December 31, 2001, and, therefore, a pro forma balance sheet has not been presented, herein.

              The unaudited pro forma condensed combined statement of operations for the twelve months ended September 30, 2001 combines the audited historical consolidated statement of operations of OSI for the year ended September 30, 2001 and the unaudited historical statement of operations of Gilead's oncology assets for the twelve-month period ended September 30, 2001. The unaudited pro forma condensed combined statement of operations for the three months ended December 31, 2001 combines the unaudited historical consolidated statement of operations of OSI for the three months ended December 31, 2001 and the unaudited historical statement of operations of Gilead's oncology assets for the period from October 1, 2001 through December 21, 2001. The pro forma information for the periods presented reflect certain adjustments from the previously filed Form 8-K as a result of certain adjustments that arose from the audits of the Gilead oncology assets financial statements, as of December 31, 2000 and December 21, 2001 and for the twelve months ended December 31, 2000 and the period from January 1, 2001 to December 21, 2001.

              The unaudited pro forma condensed combined financial information is provided for informational purposes only and does not purport to represent what the actual results would have been had the acquisition occurred on the assumed date, nor is it necessarily indicative of future results. The unaudited pro forma condensed combined financial information does not include the realization of cost savings from operating efficiencies, synergies or other restructuring resulting from the acquisition.

                            OSI PHARMACEUTICALS, INC.
             PRO FORMA CONDENSED COMBINED STATEMENTS OF INFORMATION
                      THREE MONTHS ENDED DECEMBER 31, 2001
                                   (UNAUDITED)


                                                                              THREE MONTHS ENDED DECEMBER 31, 2001
                                                            ----------------------------------------------------------------------
                                                                                GILEAD                                 PRO FORMA
                                                                               ONCOLOGY         PRO FORMA               COMBINED
                                                                 OSI            ASSETS         ADJUSTMENTS             RESULTS (a)
                                                            -------------    -------------    -------------          -------------
Revenues ................................................   $   5,892,189    $        --      $        --            $   5,892,189
                                                            -------------    -------------    -------------          -------------

Expenses:
     Research and development ...........................      17,253,998        6,848,481          143,551(b)          24,246,030
     Acquired in-process research and development .......     130,200,000             --       (130,200,000)(a)               --
     Production and service costs .......................          49,803             --               --                   49,803
     Selling, general and administrative ................       5,805,826        1,713,011           38,159 (b)          7,556,996
     Amortization of intangibles ........................         309,381             --               --                  309,381
                                                            -------------    -------------    -------------          -------------
                                                              153,619,008        8,561,492     (130,018,290)            32,162,210
                                                            -------------    -------------    -------------          -------------

Loss from operations ....................................   $(147,726,819)   $  (8,561,492)   $ 130,018,290          $ (26,270,021)

Interest and other income (expense) .....................       5,344,753          (18,497)      (1,881,210)(c)          3,445,046
                                                            -------------    -------------    -------------          -------------
Loss before cumulative effect of change in accounting
   policy ...............................................   $(142,382,066)   $  (8,579,989)   $ 128,137,080          $ (22,824,975)
                                                            =============    =============    =============          =============
Basic and diluted loss per share before cumulative
   effect of change in accounting policy ................   $       (3.95)             N/A              N/A          $       (0.62)
                                                            =============    =============    =============          =============

Basic and diluted weighted average number of shares of
   common stock outstanding .............................      36,079,172             --            924,984(d)          36,893,560
                                                            =============    =============    =============          =============



                See accompanying notes to the unaudited pro forma
                    condensed combined financial information.

                            OSI PHARMACEUTICALS, INC.
             PRO FORMA CONDENSED COMBINED STATEMENTS OF INFORMATION
                     TWELVE MONTHS ENDED SEPTEMBER 30, 2001
                                   (UNAUDITED)


                                                                               TWELVE MONTHS ENDED SEPTEMBER 30, 2001
                                                                -------------------------------------------------------------------
                                                                                   GILEAD                               PRO FORMA
                                                                                  ONCOLOGY        PRO FORMA             COMBINED
                                                                     OSI           ASSETS        ADJUSTMENTS           RESULTS (a)
                                                                -------------   -------------   -------------         -------------

Revenues ....................................................   $  26,021,916   $        --     $        --           $  26,021,916
                                                                -------------   -------------   -------------         -------------

Expenses:
     Research and development ...............................      56,038,070      28,088,778         574,202(b)         84,701,050
     Production and service costs ...........................         262,080            --              --                 262,080
     Selling, general and administrative ....................      15,770,805       7,198,165         152,636(b)         23,121,606
     Amortization of intangibles ............................         741,910            --              --                 741,910
                                                                -------------   -------------   -------------         -------------
                                                                   72,812,865      35,286,943         726,838           108,826,646
                                                                -------------   -------------   -------------         -------------

Loss from operations ........................................   $ (46,790,949)  $ (35,286,943)  $    (726,838)        $ (82,804,730)

Interest and other income (expense) .........................      25,660,515        (122,699)     (7,524,841)(c)        18,012,975
                                                                -------------   -------------   -------------         -------------
Loss before non-recurring charges directly attributed to
acquisition and cumulative effect of change in accounting
   policy ...................................................   $ (21,130,434)  $ (35,409,642)  $  (8,251,679)        $ (64,791,755)
                                                                =============   =============   =============         =============
Basic and diluted loss per share before non-recurring charges directly attributed to acquisition and cumulative
   effect of change in accounting policy ....................   $       (0.62)            N/A             N/A         $       (1.86)
                                                                =============   =============   =============         =============

Basic and diluted weighted average number of shares of
   common stock outstanding .................................      33,851,735            --           924,984(d)         34,776,719
                                                                =============   =============   =============         =============



                See accompanying notes to the unaudited pro forma
                    condensed combined financial information.

                            OSI PHARMACEUTICALS, INC.
      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                                   (UNAUDITED)

1.       Pro Forma Basis of Presentation and Adjustments

         The unaudited pro forma condensed combined financial information was determined using the purchase method of accounting. The unaudited pro forma condensed combined statements of operations give effect to the acquisition as if it had occurred at the beginning of the periods presented.

         The unaudited pro forma combined statement of operations for the twelve months ended September 30, 2001 combines the audited historical consolidated statement of operations of OSI for the year ended September 30, 2001 and the unaudited historical statement of operations of Gilead's oncology assets for the twelve-month period ended September 30, 2001. The unaudited pro forma combined statement of operations for the three months ended December 31, 2001 combines the unaudited historical consolidated statement of operations of OSI for the three months ended December 31, 2001 and the unaudited historical statement of operations of Gilead's oncology assets for the period from October 1, 2001 through December 21, 2001.

         The purchase price allocation was determined with assistance from a valuation performed by a third-party valuation firm. The purchase price and purchase-price allocation of the acquisition are as follows:

Purchase Price Paid
      Cash, including estimated transaction expenses .........   $ 134,942,500
      Common stock ...........................................      40,000,000
                                                                 -------------
                                                                   174,942,500
Purchase Price allocation
      In-process research and development ....................   $ 130,200,000
      Notes receivable .......................................         622,500
      Other assets ...........................................          41,000
      Fixed assets ...........................................      10,528,700
      Liabilities assumed ....................................      (2,177,600)
                                                                 -------------

      Total allocation .......................................   $ 139,214,600

Excess purchase price over identifiable assets and liabilities   $  35,727,900
                                                                 =============

                           OSI PHARMACEUTICALS, INC.
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                                  (UNAUDITED)

2.       Pro Forma Adjustments to Pro Forma Condensed Combined Financial
         Information

         (a) The charge to earnings of $130.2 million resulting from the acquired in-process research and development has been excluded from the pro forma combined statement of operations for the twelve months ended September 30, 2001 and the three months ended December 31, 2001, since the charge is non-recurring and directly related to the acquisition.

              A third-party valuation firm was used to assess and value the purchased in-process research and development from the acquisition. The value was determined by estimating the projected net cash flows related to products under development based upon future revenues to be earned upon commercialization of such products. These cash flows were discounted back to their net present value. The resulting projected net cash flows from such projects were based on management's estimates of revenues and operating profits related to such products.

         (b) Represents additional depreciation expense relating to the mark-up to fair value of the fixed assets acquired. The depreciation expense is allocated to research and development expense and to selling and administrative expenses.

         (c) Represents a reduction of interest income as a result of the cash payment of approximately $134.9 million relating to the acquisition of the Gilead oncology assets and the net decrease in cash related to the operations of the Gilead oncology assets, which is assumed to have occurred evenly over the periods presented.

         (d) Reflects the shares issued to Gilead valued at $40 million as part of the purchase price for the acquisition of the Gilead oncology assets.

         (C)  EXHIBITS.
              ---------

              2.1(1) Asset Purchase Agreement, dated November 26, 2001, by and between Gilead Sciences, Inc. and OSI
                        Pharmaceuticals, Inc.

              2.2(1) OSI Pharmaceuticals, Inc. Non-Qualified Stock Option Plan for Former Employees of Gilead Sciences, Inc.

              4.1(1) Investor Rights Agreement, dated December 21, 2001, by and between Gilead Sciences, Inc. and OSI
                        Pharmaceuticals, Inc.

              10.1(1)(2) Manufacturing Agreement, dated December 21, 2001, by and between Gilead Sciences, Inc. and OSI
                        Pharmaceuticals, Inc.

              23.1(3)   Consent of Ernst & Young LLP, independent auditors.

              99.1(1)   Press release, dated December 21, 2001.


--------------
         (1) Included as an exhibit to the company's current report on Form 8-K, filed on January 7, 2002, and incorporated herein by reference.

         (2) Portions of this exhibit have been redacted and are the subject of a confidential treatment request filed with the Secretary of the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

         (3)      Filed herewith.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  March 6, 2002              OSI PHARMACEUTICALS, INC.


                                  By:  /s/ ROBERT L. VAN NOSTRAND
                                       --------------------------
                                       Name:  Robert L. Van Nostrand
                                       Title: Vice President, Chief Financial
                                              Officer and Secretary

                                  EXHIBIT INDEX


Exhibit No.        Description
-----------        -----------

   2.1(1) Asset Purchase Agreement, dated November 26, 2001, by and between Gilead Sciences, Inc. and OSI Pharmaceuticals, Inc.

   2.2(1) OSI Pharmaceuticals, Inc. Non-Qualified Stock Option Plan for Former Employees of Gilead Sciences, Inc.

   4.1(1) Investor Rights Agreement, dated December 21, 2001, by and between Gilead Sciences, Inc. and OSI Pharmaceuticals, Inc.

   10.1(1)(2)      Manufacturing Agreement, dated December 21, 2001, by and
                   between Gilead Sciences, Inc. and OSI Pharmaceuticals, Inc.

   23.1(3)         Consent of Ernst & Young LLP, independent auditors.

   99.1(1)         Press release, dated December 21, 2001.

--------------

         (1) Included as an exhibit to the company's current report on Form 8-K, filed on January 7, 2002, and incorporated herein by reference.

         (2) Portions of this exhibit have been redacted and are the subject of a confidential treatment request filed with the Secretary of the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

         (3)      Filed herewith.